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                                                                  Exhibit 23.7

                                [LETTERHEAD OF
                             ALTENBURG & TEWES AG]


                      Consent of Independent Accountants


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-02849) of Geotek Communications, Inc. (the "Company") of our report dated September 6, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Company's Current Report on Form 8-K dated August 2, 1994, as amended.


Wuppertal, May 24, 1996


ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

former

DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
STEUERBERATUNGSGESELLSCHAFT


/s/ Berg
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  Berg
  Wirtschaftsprufer

/s/ Spielberg
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  Spielberg
  Wirtschaftsprufer